UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12
BankAtlantic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
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PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSAL FOR ELECTION OF DIRECTORS
Director Compensation -- 2009
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2010
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April 30, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on June 1, 2010 at 11:30 a.m., local time, at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 1, 2010

Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309 on June 1, 2010, commencing at 11:30 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Annual Meeting in 2013.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The proposal relating to the election of directors is more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on April 8, 2010 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April 30, 2010

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the BankAtlantic Support Center, 2100 W. Cypress Creek Road, Fort Lauderdale, FL 33309 on June 1, 2010, at 11:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about April 30, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of three directors to the Company’s Board of Directors as well as any other matters which may be properly brought before the Annual Meeting. Also, management will be available to report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on April 8, 2010 (sometimes referred to herein as the “record date”) may vote at the Annual Meeting.

As of the close of business on the record date, 49,939,842 shares of Class A Stock and 975,225 shares of Class B Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of the Class A Stock and BFC Financial Corporation (“BFC”), the sole holder of the Class B Stock, will vote as one class on the election of directors and, in most cases, on any other matters properly brought before the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represents in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 45.41 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares of Class A Stock and Class B Stock representing a majority of the aggregate voting power of such stock as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. Shareholders of record may also vote their shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares at the Annual Meeting.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-5300 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by giving instructions to your broker or nominee, as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

You may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director.

What if I do not specify how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR all of the nominees for director. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker or nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

If you hold your shares in “street name” through a broker or other nominee, whether your broker may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of the New York Stock Exchange, if you do not provide your broker with voting instructions with respect to your shares, your broker may vote your shares in its discretion on “routine matters.” As a result of a recently adopted amendment to the rules of the New York Stock Exchange, the election of directors is not considered a “routine matter.” Accordingly, your broker will not have discretion to vote your shares on the election of directors if you do not provide your broker with voting instructions with respect to such proposal. This is called a “broker non-vote.” Broker non-votes are not considered as votes in favor of or against a proposal and will have no effect on the election of directors. Broker non-votes will not be counted for purposes of establishing a quorum unless the broker returns his proxy card or attends the Annual Meeting, which is unlikely because the only proposal expected to be considered at the Annual Meeting is the election of directors and, as described above, brokers do not have discretionary voting authority with respect to that proposal.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Amended and Restated Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board undertook a review of each director’s independence and the facts underlying those determinations on March 2, 2010. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates as well as transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates, including the transactions and relationships described below. The purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the listing standards of the New York Stock Exchange. Based on its review, the Board affirmatively determined that D. Keith Cobb, Steven M. Coldren, Bruno L. Di Giulian, Mary E. Ginestra, Willis N. Holcombe, David A. Lieberman and Charlie C. Winningham, II, who together comprise a majority of the Board, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.

To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic, the Company’s federal savings bank subsidiary, in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues and (iv) investments by directors in common with each other or the Company. In addition, the Board specifically discussed and considered the following relationships, each of which the Board determined did not constitute a material relationship that would impair the director’s independence:

•	With respect to Mr. Cobb, the Board considered the fact that he serves on the Board of Directors of BFC Financial Corporation. BFC owns shares of the Company’s Class A Stock and Class B Stock representing approximately 65% of the Company’s total voting power. Mr. Alan Levan serves as the Company’s Chairman and Chief Executive Officer and BFC’s Chairman, Chief Executive Officer and President, Mr. Abdo serves as the Company’s and BFC’s Vice Chairman. Mr. Jarett Levan serves as the Company’s President and as a member of the Company’s and BFC’s Board of Directors.

•	In determining that Mr. Cobb is independent, the Board also considered that he is a member of the Board of Directors of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship and that Mr. Alan Levan is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee. In addition, during 2008, BankAtlantic and its affiliated entities together made donations of $32,500 to the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. No such donations were made in 2007 or 2009.

•	With respect to Mr. Coldren, the Board considered that he is the President of Business Information Systems Digital, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc. at what are believed to be market rates. John E. Abdo is the President of Abdo Companies, Inc.

•	With respect to Mr. Di Giulian and Ms. Ginestra, the Board considered that each of them received $9,000 per year during 2007, 2008 and 2009 for his or her service as a trustee of the BankAtlantic Pension Fund.

•	With respect to Mr. Di Giulian, the Board also considered the fact that, during 2009, he joined the law firm of Conrad & Scherer LLP as a partner and that Woodbridge Holdings Corporation (“Woodbridge”) paid fees to such law firm totaling approximately $22,000 and $4,000 during 2007 and 2008, respectively. During September 2009, Woodbridge was merged with a wholly owned subsidiary of BFC. Prior to that time, BFC owned shares of Woodbridge’s Class A Common Stock and Class B Common Stock representing approximately 59% of Woodbridge’s total voting power.

•	In determining that Mr. Di Giulian is independent, the Board also discussed the fact that: (i) Mr. Di Giulian was an attorney with the law firm of Ruden McClosky until October 2006, (ii) since leaving Ruden McClosky, Mr. Di Giulian has received (and, through October 2011, will continue to receive) approximately $6,000 per year in residual compensation from such law firm and (iii) BankAtlantic paid Ruden McClosky approximately $274,000, $75,000 and $55,000 for services performed during 2007, 2008 and 2009, respectively.

•	With respect to Dr. Holcombe, the Board considered that, until July 2007, he was the President of Broward Community College and served as a member of the Board of Directors of Broward Community College Foundation and that BankAtlantic and its affiliated entities together made donations of $2,500, $2,500 and $1,500 to Broward Community College Foundation in 2007, 2008 and 2009, respectively.

•	With respect to Mr. Winningham, the Board considered the fact that he serves as Vice President of the Boys and Girls Club of Broward County and that BankAtlantic and its affiliated entities together made donations to the Boys and Girls Club of Broward County of approximately $3,000 and $1,000 in 2008 and 2009, respectively. No such donations were made in 2007.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bankatlanticbancorp.com, and each is available in print without charge to any shareholder.

The Board of Directors met 18 times during 2009. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, all but one of the members of the Board attended the Annual Meeting of the Company’s Shareholders in 2009, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of D. Keith Cobb, Chairman, Steven M. Coldren and David A. Lieberman. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Cobb, the Chairman of the Audit Committee, and Mr. Lieberman are each qualified as “audit committee financial experts” within the meaning of SEC regulations, and the Board has determined that each of them has “accounting and related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met eight times during 2009. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent auditor to receive information concerning internal control over financial reporting and any deficiencies in such control, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included on page 19.

The Compensation Committee

The Compensation Committee currently consists of Steven M. Coldren, Chairman, Mary E. Ginestra, Charlie C. Winningham, II and Willis N. Holcombe. As discussed below under “Proposal for Election of Directors,” Ms. Ginestra has decided to retire from Board service and is not standing for re-election at the Annual Meeting. As a result, following the Annual Meeting, Ms. Ginestra will no longer serve on the Compensation Committee. All of the members of the Compensation Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met ten times during 2009. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation as well as the sole authority to approve any such consultant’s fees and retention terms. During 2009, the Compensation Committee engaged Mercer LLC, a third party compensation consultant, to assist and make a presentation to the Compensation Committee with respect to the Compensation Committee’s review and evaluation of the Company’s 2009 Annual Incentive Plan.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Steven M. Coldren, Chairman, D. Keith Cobb, Bruno L. Di Giulian, Mary E. Ginestra and Charlie C. Winningham, II. As discussed below under “Proposal for Election of Directors,” Ms. Ginestra has decided to retire from Board service and is not standing for re-election at the Annual Meeting. As a result, following the Annual Meeting, Ms. Ginestra will no longer serve on the Nominating/

Corporate Governance Committee. All of the members of the Nominating/Corporate Governance Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee met five times during 2009. The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During 2009, the Nominating/Corporate Governance Committee did not recommend any newly identified candidates for election to the Board.

Under the Company’s Amended and Restated Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the Company’s 2011 annual meeting of shareholders, the Company must receive this notice between February 1 and March 3, 2011.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Company’s Amended and Restated Bylaws provide for a combined position of Chairman and Chief Executive Officer, and Alan B. Levan has held this dual position since 1994. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as Mr. Levan serves as the direct link between senior management and the Board. Further, as the Chairman and Chief Executive Officer of the

Company for over 15 years, Mr. Levan is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company’s business and prospects.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter and the rules of the New York Stock Exchange, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies, and the Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management and Independent Directors

On January 13, March 10 and September 8, 2009, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate. D. Keith Cobb was selected to be the presiding director for these sessions. The non-management directors have scheduled future meetings to be held semi-annually, and may schedule additional meetings without management present as they determine to be necessary.

Director and Management Indebtedness

While the Company does not make loans to its executive officers or directors, BankAtlantic may make and only has made such loans in accordance with applicable law, which requires that all loans or extensions of credit by BankAtlantic to executive officers and directors of the Company be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary, BankAtlantic Bancorp, Inc., 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company will post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, except for the late Form 4 described below, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2009. A late Form 4 was filed to report the sale of 26 shares of Class A Stock in June 2009 by Jay C. McClung’s stepdaughter. Mr. McClung, who disclaims beneficial ownership of the shares, reported the sale in March 2010.

PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. The Company’s Board of Directors currently consists of ten directors divided into three classes, each of which has a three year term expiring in annual succession. The Board class whose term is expiring at the Annual Meeting consists of four directors — Steven M. Coldren, Mary E. Ginestra, Willis N. Holcombe and Jarett S. Levan. After serving as a director of BankAtlantic since 1980 and a director of the Company since 1994, Ms. Ginestra has decided to retire from Board service and, accordingly, she is not standing for re-election at the Annual Meeting. The Nominating/Corporate Governance Committee has determined not to nominate a substitute director candidate to fill the vacancy caused by Ms. Ginestra’s retirement at this time. As a result, a total of three directors — Messrs. Coldren, Holcombe and Jarett Levan — are nominated for election at the Annual Meeting, in each case for a three-year term expiring in 2013. Subject to the election of all three nominees, following the Annual Meeting, the Board will consist of nine directors divided into three classes, with each class being comprised of three directors.

Each of the three director nominees was recommended for nomination by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2013:

STEVEN M. COLDREN	Director since 1986	*

Mr. Coldren, age 62, is President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. The Board believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems,

combined with his knowledge of the Company’s business as a consequence of his service as a director of BankAtlantic for over 20 years and as a director of the Company for over 15 years, are valuable to the Board.

WILLIS N. HOLCOMBE	Director since 2003

Dr. Holcombe, age 64, has served as the Chancellor of the Florida College System since October 2007. Dr. Holcombe was the President of Broward Community College from January 1987 until his retirement in January 2004, and he subsequently served as the interim President of Broward Community College from November 2006 to July 2007. The Board believes that Dr. Holcombe’s academic background and management acumen overseeing the Florida College System give him a unique perspective to provide meaningful insight to the Board. The Board also believes that it benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

JARETT S. LEVAN	Director since 1999

Mr. Levan, age 36, is the President of the Company and the Chief Executive Officer and President of BankAtlantic and has served in various capacities at BankAtlantic, including as Executive Vice President and Chief Marketing Officer; President, Alternative Delivery; President, BankAtlantic.com; and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. Since September 2009, he has served as a director of BFC. In addition, he has served as a director of the Broward Center for the Performing Arts since 2009, the Fort Lauderdale Museum of Art from 2003 through 2008 and again since 2009 and the Museum of Discovery & Science (Fort Lauderdale) since 2008. The Board believes that Mr. Levan is a strong and dedicated operating executive and that his extensive experience as an employee, officer and director of BankAtlantic and his knowledge of BankAtlantic’s business, affairs and prospects are valuable to the Board. The Board also believes that it benefits from Mr. Levan’s community involvement and relationships within the South Florida market. Jarett S. Levan is the son of Alan B. Levan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

The Directors Continuing In Office Are:

TERMS ENDING IN 2012:

JOHN E. ABDO	Director since 1984	*

Mr. Abdo, age 66, is a director and Vice Chairman of the Company and BankAtlantic. He has served as Vice Chairman of BankAtlantic since 1987 and as Vice Chairman of the Company since 1994. Since 1988, Mr. Abdo has served as a director of BFC and, since 1993, he has served as BFC’s Vice Chairman. Since 2002, Mr. Abdo has also served as Vice Chairman of Bluegreen Corporation (“Bluegreen”), a New York Stock Exchange listed company. BFC is the controlling shareholder of the Company and Bluegreen. Mr. Abdo is also the Vice Chairman of Benihana Inc., a NASDAQ listed company in which BFC is a minority shareholder (“Benihana”), and has served as a member of its Board of Directors since 1990. He is also President of Abdo Companies, Inc., a member of the Board of Directors and Finance Committee of the Performing Arts Center Authority (PACA) and former President and current director and Chairman of the Investment Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice Chairman of Woodbridge from 2001 until 2009 when it was merged with a wholly-owned subsidiary of BFC. The Board believes that it benefits greatly from Mr. Abdo’s contributions to the Board, many of which are the result of his knowledge of the business and affairs of the Company and BankAtlantic, owing to his long history of service, and his extensive knowledge of the Florida business community. The Board also believes Mr. Abdo’s real estate background provides additional perspective the Board.

DAVID A. LIEBERMAN	Director since 2006

Mr. Lieberman, age 74, served as Senior Vice President for Business and Finance at the University of Miami from 1978 until his retirement in 2006. He currently holds the title of Senior Vice President for Business and Finance Emeritus. Mr. Lieberman was a practicing CPA at Arthur Andersen for the twelve years ended 1969. From 2004 through 2007, Mr. Lieberman served as a director of Foamex International, Inc., whose stock is traded on the Nasdaq Global Market, and, from 2002 through 2006, he served as a director of IVAX Corporation, whose stock was traded on the American Stock Exchange, the London Stock Exchange and the Warsaw Stock Exchange prior to its acquisition in January 2006 by Teva Pharmaceutical Industries, Ltd. The Board believes that Mr. Lieberman’s business and financial knowledge gained from both his service as Senior Vice President for Business and Finance at the University of Miami and his prior service on the Boards of Directors of publicly traded companies allows him to provide critical insight to the Board. His accounting and financial knowledge also make him a valuable asset to the Audit Committee.

CHARLIE C. WINNINGHAM, II	Director since 1976	*

Mr. Winningham, age 77, is a private investor. Mr. Winningham was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003. The Board believes that it benefits from Mr. Winningham’s experience in the real estate market resulting from his service as President of C.C. Winningham Corporation, a land surveying firm, for 40 years. As a director of BankAtlantic for over 30 years and director of the Company for over 15 years, Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of BankAtlantic and the Company, which allows him to provide critical insight to the Board.

TERMS ENDING IN 2011:

ALAN B. LEVAN	Director since 1984	*

Mr. Levan, age 65, is a director and Chairman and Chief Executive Officer of the Company, and Chairman of BankAtlantic. Mr. Levan has served as Chairman of BankAtlantic since 1987, and he has been Chairman and Chief Executive Officer of the Company since 1994. Since 1978, Mr. Levan has served as a director, Chairman, President and Chief Executive Officer of BFC or its predecessors. He has also served as Chairman of Bluegreen since 2002 and as a director of Benihana since 2009. He was Chairman and Chief Executive Officer of Woodbridge from 1985 until 2009 when it merged with a wholly-owned subsidiary of BFC. The Board believes that Mr. Levan is a strong operating executive and that his proven leadership skills contribute greatly to the Board and the Company. The Board also believes that Mr. Levan’s insight on strategic planning and development for BankAtlantic and the Company is valuable to the Board and that his long history of service as a director and executive officer has provided him with a thorough understanding of BankAtlantic’s and the Company’s business, affairs and prospects, which provides important perspective to the Board. Alan B. Levan is the father of Jarett S. Levan.

D. KEITH COBB	Director since 2003

Mr. Cobb, age 69, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent 32 years as a practicing CPA at KPMG, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the Boards of BFC (since 2004) and Alliance Data Systems Corporation (since 2003) and, from 1998 through 2008, he served on the Board of RHR International, Inc. The Board believes that it benefits from Mr. Cobb’s experience as a successful business consultant and strategic advisor, which allows Mr. Cobb to bring key insight to the Board with respect to the Company’s business and strategic development. The Board further believes that Mr. Cobb’s extensive banking, financial and Board service background contributes significant experience and expertise to the Board. Mr. Cobb’s public accounting experience and financial expertise also make him a valuable asset to the Audit Committee.

BRUNO L. DI GIULIAN	Director since 1985	*

Mr. Di Giulian, age 76, joined the law firm of Conrad & Scherer, LLP as a partner in 2009. Mr. Di Giulian previously was an attorney at the law firm of Ruden McClosky, from which he retired his of counsel position in 2006, and he has operated his own law firm, Bruno L. Di Giulian, P.A. Attorney at Law, since 1963. The Board believes that Mr. Di Giulian’s wide range of legal and business experience gained during his career as a practicing attorney contributes greatly to the strategic composition of the Board. The Board also believes that it benefits from Mr. Di Giulian’s vast knowledge of BankAtlantic’s and the Company’s business and affairs resulting from his service as a director of BankAtlantic for over 25 years and his service as a director of the Company for over 15 years.

*	Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Advisory Director

In addition to the directors elected by the Company’s shareholders, from time to time the Board of Directors may appoint advisory directors to supplement the experience and expertise of the Company’s elected directors. During October 2009, the Board of Directors appointed Tony Segreto to serve as an advisory director. In that capacity, Mr. Segreto receives notice of, and regularly attends meetings of, the Board of Directors and provides insight and advice to the Board. However, he has no voting authority and is not included in quorum determinations. Mr. Segreto also serves as a consultant to BankAtlantic. He currently receives $70,000 per year in consideration for his service as an advisory director and $30,000 per year for his service as a consultant to BankAtlantic.

Mr. Segreto formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is a pre-eminent figure within the South Florida community. He serves on the Boards of Directors of the Dan Marino Foundation and the Boys and Girls Club of Broward, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the Board of Directors of the Miami Sports Commission, among other civic services.

Identification of Executive Officers and Significant Employees

The following individuals are executive officers of the Company and/or BankAtlantic:

Name	Age	Position

Alan B. Levan	65	Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of BankAtlantic
John E. Abdo	66	Vice Chairman of the Company and BankAtlantic
Jarett S. Levan	36	President of the Company and President and Chief Executive Officer of BankAtlantic
Lloyd B. DeVaux	57	Executive Vice President and Chief Operating Officer of the Company and BankAtlantic
Douglas K. Freeman	59	Executive Vice President, Corporate Banking Division of BankAtlantic
Patricia M. Lefebvre	57	Executive Vice President, Retail Banking Division of BankAtlantic
Jay C. McClung	61	Executive Vice President and Chief Risk Officer of BankAtlantic
Susan D. McGregor	49	Executive Vice President and Chief Talent Officer of the Company and BankAtlantic
Lewis F. Sarrica	66	Executive Vice President and Chief Investment Officer of BankAtlantic
Valerie C. Toalson	44	Executive Vice President and Chief Financial Officer of the Company and BankAtlantic

All officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001. Mr. DeVaux became Executive Vice President and Chief Operating Officer of BankAtlantic in March 2004 and was named Executive Vice President and Chief Operating Officer of the Company in April 2005. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.

Douglas K. Freeman joined BankAtlantic in August 2007 as Executive Vice President and Chief Corporate Banking Executive. Prior to joining BankAtlantic, Mr. Freeman served as Chairman and Chief Executive Officer of NetBank, and was a member of the Executive Committee and President of the Consumer Finance Division of Nations Bank (subsequently Bank of America). Additionally, he was a member of Barnett Bank’s Senior Management Committee from 1991 through 1998, serving as Chief Corporate Bank Executive and Chief Consumer Bank Executive. Previous to that, Mr. Freeman headed the Business Banking Group at Wells Fargo.

Patricia M. Lefebvre joined BankAtlantic in 1999 as Regional Market Manager and became President, Miami-Dade, in 2006 and President, South Florida Stores, in 2007. In December 2007, Ms. Lefebvre became Executive Vice President, Retail Banking Division of BankAtlantic.

Jay C. McClung joined BankAtlantic as Executive Vice President and Chief Credit Officer in February 2000 and served as a consultant to BankAtlantic during a leave of absence from April 2002 to April 2003. In December 2004, he became BankAtlantic’s Executive Vice President and Chief Risk Officer. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.

Susan D. McGregor has been the Chief Talent Officer (formerly referred to as Executive Vice President, Human Resources) of the Company and BankAtlantic since March 2004. She also serves as the senior human resources executive for BFC. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.

Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President and Chief Investment Officer in December 1986.

Valerie C. Toalson joined BankAtlantic in February 2006 as Senior Vice President and Chief Financial Officer. She was promoted to Executive Vice President of BankAtlantic in January 2007 and Executive Vice President and Chief Financial Officer of the Company in July 2007. Previously, she served as Senior Vice President and Controller of Bank of Oklahoma, NA, and in several other senior operating positions with that company. Prior to 1993, she was a Manager in the financial services industry practice with Price Waterhouse as a practicing CPA.

Certain Relationships and Related Transactions

Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, serve as executive officers and directors of BFC and may be deemed to control BFC through their collective ownership of shares of BFC’s Class A Common Stock and Class B Common Stock, representing approximately 72% of BFC’s total voting power. BFC currently owns approximately 35% of the shares of the Company’s Class A Stock and 100% of the shares of the Company’s Class B Stock, representing approximately 65% of the Company’s total voting power. Additionally, BFC may be deemed to be the controlling shareholder of Bluegreen, and Mr. Levan is Chairman and Mr. Abdo is Vice Chairman of Bluegreen. Mr. Levan and Mr. Abdo also receive compensation from BFC and Bluegreen.

The Company, BFC and Bluegreen share various office premises and employee services, pursuant to the arrangements described below.

BFC leases office space in premises owned by BankAtlantic on a month-to-month basis. For the years ended December 31, 2009 and 2008, BFC paid $301,000 and $262,000, respectively, as rent for such facilities.

The Company, BFC and Bluegreen have entered into a shared services arrangement, pursuant to which BFC provides the Company and Bluegreen with various executive and administrative services. The Company was billed $1.8 million during 2009 and $1.6 million during 2008 for risk management, investor relations, human resources and other administrative services provided to the Company by BFC.

BFC and Woodbridge each previously maintained securities sold under repurchase agreements at BankAtlantic. The balance in those accounts at December 31, 2008 was $0.3 million and $4.4 million, respectively, and

BankAtlantic paid interest to BFC and Woodbridge on those accounts in 2008 of $8,000 and $72,000, respectively. BFC did not maintain any securities sold under repurchase agreements at BankAtlantic at December 31, 2009.

BFC had deposits at BankAtlantic totaling $20.8 million as of December 31, 2009. During 2009, the Company recognized $39,000 of interest expense in connection with these deposits, which were on the same general terms as those offered to unaffiliated third parties. BFC did not have any deposits at BankAtlantic as of December 31, 2008.

In addition to the deposits described above, during 2009, BFC invested funds through the Certificate of Deposit Account Registry Service program at BankAtlantic, which facilitates the placement of funds into certificates of deposit issued by other financial institutions in increments less than the standard FDIC insurance maximum to insure that both principal and interest are eligible for full FDIC coverage. As of December 31, 2009, BFC had $7.7 million invested through the program at BankAtlantic.

During 2008, BankAtlantic entered into an agreement with Woodbridge, pursuant to which BankAtlantic agreed to host Woodbridge’s information technology servers and to provide hosting and certain other information technology services to Woodbridge prior to Woodbridge’s merger with BFC. Pursuant to the agreement, BankAtlantic received a one-time set-up charge of approximately $17,000 during 2008 and, through March 2009, was paid a monthly hosting fee of $10,000 for these services. The monthly payments were increased to $15,000 effective April 1, 2009. During 2008, BankAtlantic received monthly hosting fees of approximately $73,000 and fees of approximately $23,000 for its provision of other information technology services under the agreement. During 2009, monthly hosting fees of approximately $165,000 were paid to BankAtlantic under the agreement. Additionally, BFC leases office space in premises owned by BankAtlantic. For the years ended December 31, 2009 and 2008, $14,700 and $14,400, respectively, was paid to BankAtlantic as net rent for such office space.

The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2008, the BankAtlantic Foundation and BankAtlantic together made donations aggregating approximately $457,150, including $32,500 to the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship; $5,000 to the Museum of Art of Fort Lauderdale; $5,000 to the Museum of Discovery and Science; $5,000 to the Broward Performing Arts Foundation; and $2,500 to the YMCA of Broward County. During 2009, the BankAtlantic Foundation and BankAtlantic together made donations aggregating approximately $304,103, including $500 to the Museum of Art of Fort Lauderdale; $5,850 to the Museum of Discovery and Science; $10,000 to the Broward Performing Arts Foundation; $5,000 to the Education Fund; $2,500 to the South Florida Youth Symphony; and $3,000 to the YMCA of Broward County.

Alan B. Levan is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee. In addition, D. Keith Cobb is a member of the Board of Directors of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. John E. Abdo serves as a director and as Chairman of the Investment Committee of the Broward Performing Arts Foundation. He also previously served as President of the Broward Performing Arts Foundation. Jarett S. Levan sits on the Boards of the Museum of Discovery and Science and the Museum of Art of Fort Lauderdale. Lloyd B. DeVaux sits on the Boards of the West Broward Family YMCA and the YMCA of Broward County. Patricia LeFebvre is the Co-Chair of the Education Fund and the President of the South Florida Youth Symphony. Valerie C. Toalson sits on the Board of the Parkland Family YMCA and is a member of the Finance Committee of the YMCA of Broward County.

Jarett S. Levan, who serves as a director and as the President of the Company and as a director and the Chief Executive Officer of BankAtlantic, is the son of Alan B. Levan, the Company’s Chairman and Chief Executive Officer and BankAtlantic’s Chairman. Mr. Jarett Levan also serves on the Board of BFC, and Mr. Alan Levan is the Chairman, Chief Executive Officer and President of BFC. In addition, during 2008, Mr. Alan Levan’s daughter, Shelley Levan Margolis, served as an executive director of the BankAtlantic Foundation and received compensation of approximately $33,755 and benefits provided to all salaried employees generally as compensation for her services.

Compensation of Named Executive Officers

Summary Compensation Table

All officers of the Company are also officers of BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic during the years ended December 31, 2009 and 2008 to or on behalf of the Company’s Chief Executive Officer and each of the next two highest paid executive officers during the year ended December 31, 2009 (collectively, the “Named Executive Officers”). Officers of the Company who also serve as officers or directors of affiliates also receive compensation from such affiliates for services rendered on behalf of the affiliates.

									Change in
									Pension
									Value and
									Nonqualified
							Non-Equity		Deferred
Name and Principal					Stock	Option	Incentive Plan		Compensation	All Other
Position	Year	Salary	Bonus		Awards(2)	Awards(2)	Compensation		Earnings(5)	Compensation		Total

Alan B. Levan,	2009	$540,859	$377,511	(1)	—	—	$901,111	(3)	$73,151	$26,450	(6)	$1,919,082
Chief Executive Officer	2008	$541,828	—		—	—	$283,055	(4)	$20,934	$21,771		$867,588
John E. Abdo,	2009	$540,859	$377,511	(1)	—	—	$901,111	(3)	$(8,274)	$8,444	(6)	$1,819,651
Vice Chairman	2008	$509,274	—		—	—	$281,785	(4)	$12,147	$9,240		$812,446
Jarett S. Levan,	2009	$437,338	$183,153	(1)	—	—	$437,183	(3)	$37	$21,323	(6)	$1,079,034
President (CEO and	2008	$430,969	—		—	—	$139,608	(4)	—	$9,696		$580,273
President of BankAtlantic)

(1)	Represents discretionary cash bonuses paid to each of the Named Executive Officers based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured from financial results.

(2)	The Company did not grant any stock or option awards to the Named Executive Officers during 2008 or 2009. Amounts previously reported for 2008 are no longer included in the table due to a recent SEC rule amendment which requires disclosure of the aggregate grant date fair value of stock and option awards rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required.

(3)	During 2009, the Company had in place an annual incentive program, which was a cash bonus plan intended to promote achievement of certain corporate strategic goals and initiatives. All members of the Executive Management Council of BankAtlantic, including the Named Executive Officers, were eligible for a cash bonus under the 2009 annual incentive program, with eligible bonuses ranging from 50% to 200% of the applicable Named Executive Officer’s base salary. Under the 2009 annual incentive program, an executive officer’s cash bonus was dependent, in whole or in part, upon the achievement of quarterly and annual threshold objectives related to reductions in core non-interest expense and targets for core earnings. The amounts for 2009 represent amounts earned during the year by the Named Executive Officers based on the achievement of the performance objectives for the first three quarters of 2009 and for the year ended December 31, 2009.

(4)	During 2008, the Company had in place an annual incentive program which was substantially similar to the 2009 annual incentive program described above. The amounts for 2008 represent amounts earned by the Named Executive Officers based on the achievement during the first three quarters of 2008 of the quarterly financial performance objectives related to core non-interest expense reductions under the 2008 annual incentive program. In addition, the 2008 amounts include bonuses payable to the Named Executive Officers under the BankAtlantic Profit Sharing Stretch Plan with respect to the fourth quarter of 2007, but paid to the Named Executive Officers during the first quarter of 2008 as follows: Mr. Alan Levan — $4,462; Mr. Abdo — $3,192; and Mr. Jarett Levan — $3,184. Under the terms of the BankAtlantic Profit Sharing Stretch Plan, all BankAtlantic employees, including the Named Executive Officers, were eligible to receive payments in an amount equal to a percentage of annual base salary based upon the achievement of certain pre-established financial goals. Beginning in 2008, the BankAtlantic Profit Sharing Stretch Plan was discontinued for executive officers of the Company and BankAtlantic.

(5)	Represents the increase (decrease) in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”). Additional information regarding the Retirement Plan is set forth in the narrative accompanying the “Pension Benefits — 2009” table below.

(6)	Items included under “All Other Compensation” for 2009 for each Named Executive Officer are set forth in the table below:

All Other Compensation

	Perquisites		Company
	and Other		Contributions to	Dividends on
	Personal	Insurance	Retirement and	Restricted Stock,
Name	Benefits	Premiums	401(k) Plans	REIT Shares	Total

Alan B. Levan	$7,155	$14,262	$4,993	$40	$26,450
John E. Abdo	1,747	—	6,657	40	8,444
Jarett S. Levan	15,900	—	5,383	40	21,323

Outstanding Equity Awards at Fiscal Year-End — 2009

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
					Equity					Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options(1)		Options(1)		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan	15,676	(4)			N/A	$42.79	3/4/2012	N/A	N/A	N/A	N/A
	15,676	(5)				$37.05	3/31/2013
	12,000	(6)				$91.00	7/5/2014
			12,000	(7)		$95.10	7/11/2015
			12,000	(8)		$74.05	7/10/2016
			12,000	(9)		$46.90	6/4/2017
John E. Abdo	10,451	(4)			N/A	$42.79	3/4/2012	N/A	N/A	N/A	N/A
	10,451	(5)				$37.05	3/31/2013
	8,000	(6)				$91.00	7/5/2014
			8,000	(7)		$95.10	7/11/2015
			8,000	(8)		$74.05	7/10/2016
			8,000	(9)		$46.90	6/4/2017
Jarett S. Levan	1,960	(2)			N/A	$14.12	5/2/2010	N/A	N/A	N/A	N/A
	3,266	(3)				$14.83	1/2/2011
	3,266	(4)				$42.79	3/4/2012
	3,919	(5)				$37.05	3/31/2013
	3,001	(6)				$91.00	7/5/2014
			3,001	(7)		$95.10	7/11/2015
			5,001	(8)		$74.05	7/10/2016
			7,000	(9)		$46.90	6/4/2017

(1)	All options are to purchase shares of Class A Stock.

(2)	Vested on May 2, 2005.

(3)	Vested on January 2, 2006.

(4)	Vested on March 4, 2007.

(5)	Vested on March 31, 2008.

(6)	Vested on July 6, 2009.

(7)	Vests on July 12, 2010.

(8)	Vests on July 11, 2011.

(9)	Vests on June 5, 2012.

Pension Benefits — 2009

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2009 under any plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

			Present Value
		Number of Years	of Accumulated	Payments During Last
Name	Plan Name	Credited Service	Benefit(1)	Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$1,061,527	$0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	441,236	0
Jarett S. Levan	Retirement Plan for Employees of BankAtlantic	1	627	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 19 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, except that retirement age was assumed to be 65, the normal retirement age as defined in the Retirement Plan.

Retirement Plan

Alan B. Levan, John E. Abdo and Jarett S. Levan are participants in the Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 1, 1998 became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. The Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (i) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation; and (ii) the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the

“Code”). This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Retirement Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Retirement Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Alan Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. Neither Mr. Abdo nor Mr. Jarett Levan is entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan Levan, including the Retirement Plan’s supplemental benefit, fell short of the benefit that he would have received under the Retirement Plan absent the Code limits, BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”) described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits
	Years of Credited Service at December 31, 1998
Average Five Year Compensation at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

Split-Dollar Plan

BankAtlantic adopted the Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Alan Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Alan Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Alan Levan. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Alan Levan’s retirement benefit payable from the Retirement Plan. Under the terms and conditions of the agreement between BankAtlantic and Mr. Alan Levan, Mr. Alan Levan owns the Policy, but BankAtlantic agreed to make premium payments for the Policy until Mr. Alan Levan reached the retirement age of 65 or his death, if earlier (the “triggering event”). Pursuant to the agreement, following the triggering event, BankAtlantic is entitled to be reimbursed for the amount of all premiums previously paid by it for the Policy. As Mr. Levan reached the retirement age of 65 during September 2009, BankAtlantic will be reimbursed for the premiums previously paid by it for the Policy (which totaled $3,367,410 in the aggregate) and will no longer make premium payments for the Policy. The portion of the amount paid in prior years attributable to the 2009 premium for the Policy that is considered compensation to Mr. Alan Levan is included under “All Other Compensation” in the “Summary Compensation Table” above. The Split-Dollar Plan was not included in the freezing of the Retirement Plan, and BankAtlantic made premium payments for the Policy from 1998 through 2009.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. In 2009, each non-employee director received $70,000 for service on the Board of Directors, payable in cash. In prior years, each non-employee director received $100,000 annually, payable in cash, restricted stock or non-qualified stock options, in such combinations as the director elected, provided that no more than $50,000 was payable in cash. Restricted stock and stock options were granted in Class A Stock under the Company’s 2005 Restricted Stock and Option Plan. Restricted stock vests monthly over a 12-month service period beginning on July 1 of each year and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. Members of the Audit Committee currently receive an additional $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee currently receives an additional fee of $1,000 per quarter for service as Chairman. The Chairman of the

Compensation Committee and the Nominating/Corporate Governance Committee currently receives annual cash fees of $3,500 for his service on each such committee. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees. Directors Di Giulian and Ginestra serve as trustees of the BankAtlantic Pension Plan, for which they were compensated directly by such pension plan in the amount of $9,000 during 2009. Director Abdo also serves as a trustee of the BankAtlantic Pension Plan; however, he did not receive any compensation for such service during 2009. Directors who are also officers of the Company or its subsidiaries did not receive additional compensation for their service as directors during 2009.

Director Compensation — 2009

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2009.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation		Total

D. Keith Cobb(3)	$80,000	$0	$0	N/A	N/A	$0		$80,000
Steven M. Coldren	$83,000	$0	$0	N/A	N/A	$0		$83,000
Bruno L. Di Giulian	$60,000	$0	$0	N/A	N/A	$9,000	(4)	$69,000
Mary E. Ginestra	$60,000	$0	$0	N/A	N/A	$9,000	(4)	$69,000
Willis N. Holcombe	$60,000	$0	$0	N/A	N/A	$0		$60,000
David A. Lieberman	$76,000	$0	$0	N/A	N/A	$0		$76,000
Charlie C. Winningham, II	$60,000	$0	$0	N/A	N/A	$0		$60,000

(1)	As of December 31, 2009, none of the Company’s non-employee directors held any shares of restricted Class A Stock.

(2)	The table below sets forth the aggregate number of shares of Class A Stock underlying options held by each non-employee director as of December 31, 2009:

Name	Stock Options

D. Keith Cobb	19,539
Steven M. Coldren	5,007
Bruno L. Di Giulian	20,149
Mary E. Ginestra	18,887
Willis N. Holcombe	21,569
David A. Lieberman	19,568
Charlie C. Winningham, II	17,535

(3)	During 2009, Mr. Cobb also received compensation valued at $69,671 for his service on BFC’s Board of Directors and its committees.

(4)	Represents amounts paid as fees for service as a trustee of the BankAtlantic Pension Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists all securities authorized for issuance and outstanding under the Company’s equity compensation plans at December 31, 2009:

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation Plans
	be Issued upon Exercise	Exercise Price of	Excluding Outstanding
Plan Category	of Outstanding Options	Outstanding Options	Options

Equity compensation plans approved by security holders	780,219	$54.61	8,911,811
Equity compensation plans not approved by security holders	—	—	—

Total	780,219	$54.61	8,911,811

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter (available at www.bankatlanticbancorp.com) sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with the Company’s management and internal auditors as well as with the Company’s independent registered certified public accounting firm for 2009, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Submitted by the Members of the Audit Committee:

D. Keith Cobb, Chairman
Steven M. Coldren
David A. Lieberman

Fees to Independent Auditors for Fiscal 2009 and 2008

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for fiscal 2009 and 2008 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2009 and 2008. PwC also served as the independent registered certified public accounting firm for BFC and Woodbridge for the 2009 and 2008 fiscal years, and PwC’s aggregate fees for professional services rendered to BFC and Woodbridge were approximately $1,231,000 and $1,184,000 during 2009 and 2008, respectively.

	Fiscal 2009		Fiscal 2008
	(In thousands)

Audit fees	$1,582	(1)	$1,675	(1)
Audit-related fees	74	(2)	77	(2)
Tax services	—		—
All other fees	40		—

(1)	Includes primarily fees for services related to the annual financial statement audits, the 2009 and 2008 audit of effectiveness of internal control over financial reporting and the review of quarterly financial statements filed in the Company’s Quarterly Reports on Form 10-Q.

(2)	Includes primarily fees related to registration statements filed by the Company with the SEC and, for 2008, an audit of the Company’s employee benefit plans.

All audit-related services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

On March 26, 2010, the Audit Committee approved the continued engagement of PwC as the Company’s independent registered certified public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of April 8, 2010, certain information as to the Company’s Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 8, 2010. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Stock or Class B Stock (i) over which he or she has or shares, directly or indirectly, voting or investment power, or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 8, 2010. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and
		Nature of
		Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership			Percent of Class

Class A Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	17,333,428	(1	)(4)	34.71%
Class A Stock	Greek Investments, Inc. Harbour House Queen Street Turk, Turks and Caicos Islands	4,137,829	(2)		8.29%
Class A Stock	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	3,198,986	(3)		6.31%
Class B Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	975,225	(1	)(4)	100.00%

(1)	BFC has sole voting and dispositive power over all shares listed. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s common stock representing approximately 71.6% of the total voting power of BFC. Mr. Alan Levan serves as Chairman and Chief Executive Officer of the Company and BFC and Chairman of BankAtlantic, and Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

(2)	As reported on Greek Investments, Inc.’s Schedule 13G/A filed with the SEC on February 17, 2010, Greek Investments, Inc. and its applicable affiliates have shared voting and dispositive power over all 4,137,829 of such shares.

(3)	As reported on Dimensional Fund Advisors LP’s Schedule 13G/A filed with the SEC on February 8, 2010, Dimensional Fund Advisors LP has sole voting power over 3,151,255 of such shares and sole dispositive power over all 3,198,986 of such shares.

(4)	Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion.

Security Ownership of Management

Listed in the table below are the outstanding securities beneficially owned as of April 8, 2010 by (i) each director as of April 8, 2010, (ii) each Named Executive Officer and (iii) all directors and executive officers as of April 8, 2010 as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

	Class A Stock		Class B Stock		Percent of	Percent of
Name of Beneficial Owner	Ownership		Ownership		Class A Stock	Class B Stock

BFC Financial Corporation(1)	17,333,428	(8)	975,225	(8)	34.7%	100%
Alan B. Levan (1)(6)	18,051,601	(2)(3)(5)(8)	975,225	(2)(8)	36.1%	100%
John E. Abdo(1)	18,033,113	(2)(3)(5)(8)	975,225	(2)(8)	36.1%	100%
D. Keith Cobb	36,535	(4)(5)	0		*	0
Steven M. Coldren	20,631	(5)	0		*	0
Bruno L. Di Giulian	21,238	(5)	0		*	0
Mary E. Ginestra	21,181	(5)	0		*	0
Willis N. Holcombe	22,247	(5)	0		*	0
Jarett S. Levan(6)	188,047	(5)	0		*	0
David A. Lieberman	37,720	(5)	0		*	0
Charlie C. Winningham, II	45,538	(5)	0		*	0
All directors and executive officers of the Company as of April 8, 2010 as a group (17 persons)	19,951,509	(7)(8)	975,225	(8)	40.0%	100%

*	Less than one percent of the class.

(1)	BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s common stock representing approximately 71.6% of the total voting power of BFC. Mr. Alan Levan serves as Chairman and Chief Executive Officer of the Company and BFC and Chairman of BankAtlantic, and Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

(2)	Includes, for each of Messrs. Alan Levan and Abdo, the 17,333,428 shares of Class A Stock and 975,225 shares of Class B Stock owned by BFC. Mr. Alan Levan’s Class A Stock ownership also includes 292,369 shares of Class A Stock held by various personal interests.

(3)	Includes beneficial ownership of the following units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan: Mr. Alan Levan — 15,470 shares; and Mr. Abdo — 55,621 shares.

(4)	254 shares of Class A Stock are held by Mr. Cobb’s wife, as to which Mr. Cobb disclaims having voting or investment power.

(5)	Includes beneficial ownership of the following number of shares of Class A Stock which may be acquired within 60 days pursuant to stock options: Mr. Abdo — 28,902 shares; Mr. Cobb — 19,539 shares; Mr. Coldren — 5,007 shares; Mr. Di Giulian — 20,149 shares; Ms. Ginestra — 18,887 shares; Dr. Holcombe — 21,569 shares; Mr. Alan Levan — 43,352 shares; Mr. Jarett Levan — 15,412 shares; Mr. Lieberman — 19,568 shares; and Mr. Winningham — 17,535 shares. Also includes the following number of shares of restricted Class A Stock: Mr. Alan Levan — 250,000 shares; Mr. Abdo — 250,000 shares; and Mr. Jarett Levan — 150,000 shares.

(6)	Mr. Jarett Levan is the son of Mr. Alan Levan.

(7)	Includes beneficial ownership of 272,333 shares of Class A Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, units of interest held by executive officers in 135,867 shares of Class A Stock held by the BankAtlantic 401(k) Plan, 852,800 shares of restricted Class A Stock (including the 650,000 shares of restricted Class A Stock held by Messrs. Alan Levan, Abdo and Jarett Levan, as set forth above) and all of the shares of Class A Stock owned by BFC that may be deemed beneficially owned by Messrs. Alan Levan and Abdo.

(8)	Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion.

OTHER MATTERS

As of the date of this Proxy Statement, other than the proposal relating to the election of directors, the Board of Directors is not aware of any matters that may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON JUNE 1, 2010

This Proxy Statement (including a form of the accompanying proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2009 are available at www.proxydocs.com/bbx.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s independent public accounting firm for the year ended December 31, 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Jennifer Donovan, Vice President.

Advance Notice Procedures.  Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders — that is, with respect to the 2011 annual meeting of shareholders, between February 1 and March 3, 2011. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the 2011 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2011 annual meeting of shareholders may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, by December 31, 2010.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or BankAtlantic without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

April 30, 2010

Appendix A THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BANKATLANTIC BANCORP, INC. 2100 W. CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309 The undersigned hereby appoints Valerie C. Toalson and Lloyd B. DeVaux, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on April 8, 2010 at the Annual Meeting of Shareholders to be held on June 1, 2010 and at any adjournment or postponement thereof. (Continued and to be signed on the reverse side) ANNUAL MEETING OF SHAREHOLDERS OF BANKATLANTIC BANCORP, INC. JUNE 1, 2010 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X] 1. Election of three directors, each for a term of three years. NOMINEES: 3-YEAR TERM: Steven M. Coldren Willis N. Holcombe Jarett S. Levan [ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ] 2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature of ShareholderDate: Signature of Shareholder Date: NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.